SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2010

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Drive, Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 8, 2010, Multi-Color Corporation (“MCC”) entered into a Stock Purchase Agreement (the “Agreement”) to acquire Monroe Etiquette, a French wine label specialist, for a purchase price of Euro 8 million payable in cash.

A copy of MCC’s press release announcing the entry into the Agreement is attached as an exhibit to this report. A copy of the Agreement is attached as an exhibit to this report and the description of the Acquisition and the Agreement contained herein is qualified by reference to the Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

3.1	Stock Purchase Agreement dated September 8, 2010

99.1	Press Release dated September 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Sharon E. Birkett
Name:	Sharon E. Birkett
Title:	Vice President – Finance and Chief Financial and Accounting Officer

Date: September 13, 2010

Index to Exhibits

Exhibit No.	Description

3.1	Stock Purchase Agreement dated September 8, 2010.

99.1	Press Release dated September 9, 2010.